As filed with the Securities and Exchange Commission on August 10, 2017
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Care.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-578-5879 (I.R.S. Employer Identification Number)

77 Fourth Avenue, Fifth Floor
Waltham, Massachusetts 02451
(781) 642-5900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sheila Lirio Marcelo
President
Care.com, Inc.
77 Fourth Avenue, Fifth Floor
Waltham, Massachusetts 02451
(781) 642-5900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

John H. Chory, Esq. Brandon J. Bortner, Esq. Susan L. Mazur, Esq. Latham & Watkins LLP 1000 Winter Street Suite 3700 Waltham, Massachusetts 02451 (781) 434-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by the selling stockholder named in the prospectus contained herein.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable upon conversion of Convertible Preferred Stock, Series A	6,453,660(2)(3)	$14.31	$92,351,874.60	$10,703.58

(1)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of our common stock reported on the New York Stock Exchange on August 4, 2017.
(2)    Represents the maximum number of shares of common stock issuable upon conversion of the convertible preferred stock.
(3)    The number of share of common stock included in the table is estimated solely for purposes of determining the number of shares registered and calculating the registration fee and should not be deemed to be the number shares that will be issued.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 10, 2017

PROSPECTUS
6,453,660 Shares

Care.com, Inc.
COMMON STOCK
__________
This prospectus relates to the possible offer and resale, from time to time, by the selling stockholder identified in this prospectus of up to an aggregate of 6,453,660 shares of our common stock that are issuable upon conversion of 46,350 shares of our Convertible Preferred Stock, Series A, which we refer to as the convertible preferred stock. We sold the shares of convertible preferred stock to the selling stockholder in connection with a private placement we completed on June 29, 2016. The number of shares of common stock that may be issuable upon conversion of convertible preferred stock gives effect to the accrued and unpaid dividends that increase the aggregate liquidation preference of the outstanding convertible preferred stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.
We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholder will pay all underwriting discounts, underwriters legal expenses, stock transfer taxes and selling commissions, if any, in connection with the sale of the shares.

Our common stock is listed on The New York Stock Exchange under the symbol “CRCM.” On August 4, 2017, the last sale price of our common stock as reported on The New York Stock Exchange was $14.22.
Investing in our common stock involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, on page 7 of this prospectus and in any related prospectus supplement before investing in any of our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is , 2017.

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You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We and the selling stockholder have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the SEC. Under this process, the selling stockholder named in this prospectus may sell common stock from time to time. The exhibits to the registration statement of which this prospectus is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase common stock offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the common stock that the selling stockholder may offer, which is not meant to be a complete description of the common stock. Each time the selling stockholder sells common stock, such selling stockholder will provide a prospectus and any related prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any related prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
The selling stockholder may offer the common stock directly or through one or more underwriters, broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of common stock. See “Plan of Distribution.”
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Care.com, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our ability to maintain our current rate of revenue growth;

•
our ability to introduce new and diversified products, services or features that families and caregivers find valuable, and our ability to attract and retain families and caregivers on our online marketplace or expand our paying family base;

•	our ability to hire, retain and motivate our personnel, which affects our ability to grow and operate our business effectively;

•	whether the businesses we have acquired or invested in perform as expected, and our ability to effectively integrate acquired businesses;

•	our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our platform is accessible;

•	litigation and other legal proceedings and investigations we face, which could have an adverse effect on our financial condition;

•	competition from current and future competitors;

•	evolving and changing regulations and laws that apply to our business; and

•
the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Available Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.
The Company
We are the world’s largest online marketplace for finding and managing family care. As of July 1, 2017, we had 25.2 million members, including 14.0 million families and 11.0 million caregivers, spanning over 20 countries. We help families address their particular lifecycle of care needs, which includes child care, senior care, special needs care and other non-medical family care needs such as pet care, tutoring and housekeeping. In the process, we also help caregivers find rewarding full-time and part-time employment opportunities. Examples of the various types of care services families find in our marketplace, depending on their diverse and evolving needs, include:

•	An experienced nanny to care for a new-born child and help with laundry;

•	A daycare professional seeking to earn additional income by babysitting on occasional ‘‘date nights;

•	A college student helping to pay tuition by watching a 7 and 10-year old and assisting with after-school pick-ups, driving to activities, homework and meal preparation;

•	A retired nurse to drive an aging parent to routine medical appointments and assist with personal hygiene; and

•	A pet lover to take the family dog for her daily walk and care for her during family vacations.
We believe the scale and breadth of our services, combined with our commitment to delivering the best possible member experience for families and caregivers, have made us the most trusted and leading brand for finding and managing family care.
Our consumer matching solutions allow families to search for, qualify, vet, connect with and ultimately select caregivers in a low-cost, reliable and easy way. We also provide caregivers with solutions to create personal profiles, describe their unique skills and experience, and otherwise differentiate and market themselves in a highly fragmented marketplace.
In addition to our consumer matching solutions, we offer our members innovative products and services to facilitate their interaction with caregivers. We provide solutions intended to improve both the ease and reliability of the care relationship in the home. One product area we are particularly focused on is consumer payments solutions. Through Care.com HomePay, families can subscribe to payroll and tax preparation services for domestic employees. This offering deepens our relationship with our members and could enhance the lifetime value associated with our members.
We also serve employers through our Care@Work offering by providing access to certain of our products and services, including back-up care for children and seniors, to employer-sponsored families. In addition, we serve care-related businesses— such as day care centers, nanny agencies and home care agencies — that wish to market their services to our care-seeking families and recruit our caregiver members. These businesses improve our member experience by providing additional caregiving choices for families and employment opportunities for caregivers.
Our principal executive offices are located at 77 Fourth Street, Fifth Floor, Waltham, Massachusetts 02451, and our telephone number is (781) 642-5900.

The Private Placement
On June 29, 2016, we entered into an investment agreement with the selling stockholder. Pursuant to this investment agreement, we sold to the selling stockholder 46,350 shares of convertible preferred stock for an aggregate purchase price of $46.35 million. In connection with the investment agreement, we also entered into an investor rights agreement with the selling stockholder. Pursuant to this investor rights agreement, we agreed to file the registration statement of which this prospectus is a part in order to register under the Securities Act the sale of the shares of our common stock issuable to the selling stockholder upon conversion of the convertible preferred stock.
The Offering

Common stock offered by the selling stockholder	Up to 6,453,660 shares of common stock that are issuable upon the conversion of our convertible preferred stock.
Common stock outstanding	29,769,091 shares (as of August 4, 2017)
Terms of the offering	The selling stockholder will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”
NYSE symbol	Our common stock is listed on The New York Stock Exchange under the symbol “CRCM”.
Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through fiscal year 2019 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non‑affiliates or issue more than $1.0 billion of non‑convertible debt over a three-year period.

RISK FACTORS
An investment in our common stock involves risks. Before purchasing any shares of our common stock, consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including the risks described under the caption “Risk Factors” included in each of Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and July 1, 2017 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplements before acquiring any of our common stock. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the selling stockholder named in the section entitled “Selling Stockholder.” We will not receive any of the proceeds from the resale of common stock from time to time by such selling stockholder or upon issuance of any shares of our common stock to holders of convertible preferred stock upon conversion of such preferred stock.
The selling stockholder will pay any underwriting discounts and agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the common stock, including stock transfer taxes. We will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDER
The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the convertible preferred stock, after giving effect to accrued and unpaid dividends that increase the aggregate liquidation preference of the outstanding convertible preferred stock. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time in accordance with the terms of the investor rights agreement.
Under our investment agreement with the selling stockholder and the Certificate of Designations for the convertible preferred stock, so long as the selling stockholder or its affiliates beneficially own at least 50% of the initially purchased shares of convertible preferred stock, one member of the Company’s board of directors will be elected by holders of the convertible preferred stock and the selling stockholder will have the right to designate the nominee for such position. Laela Sturdy, a partner of the selling stockholder, was elected as a Class III director to our board of directors on July 13, 2016 and continues to serve in such capacity.
In addition to the selling stockholder’s ownership of our convertible preferred stock, from June 29, 2014, to July 1, 2017, we recorded $2.4 million of revenue from Care@Work and marketing arrangements with Alphabet Inc. and its affiliates. Alphabet Inc., the ultimate parent of the selling stockholder, and all related affiliates of Alphabet Inc. are considered to be our related parties. From June 29, 2014 to July 1, 2017, we incurred $43.0 million of selling and marketing expenses for internet based marketing services with Alphabet Inc. and its affiliates.
The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of the convertible preferred stock, as of August 4, 2017, assuming conversion of the convertible preferred stock held by the selling stockholder but taking into account any limitations on conversion set forth therein. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take into account any limitations on conversion of the convertible preferred stock set forth therein. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.
The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
CapitalG LP(1)	4,726,087	6,453,660	—
Total	4,726,087	6,453,660	—

(1) Consists of 46,350 shares of convertible preferred stock held directly by CapitalG LP and convertible into our common stock, subject to certain conditions and adjustments. CapitalG GP LLC, the general partner of CapitalG LP; Alphabet Holdings LLC, the managing member of CapitalG GP LLC; Google Inc., the sole member of Alphabet Holdings LLC; and Alphabet Inc., the sole stockholder of Google Inc., may each be deemed to have sole voting and dispositive power with respect to these shares. Laela Sturdy, a member of our board of directors, is a partner of CapitalG LP. The address for CapitalG LP is 1600 Amphitheatre Parkway, Mountain View, California 94043.

PLAN OF DISTRIBUTION
The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.
The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.
Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
 In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act and the rules of the Financial Industry Regulatory Authority (FINRA).
We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholder from the sale of the common stock offered by such selling stockholder will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
 We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Latham & Watkins LLP, Boston, Massachusetts. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of these securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Care.com, Inc. appearing in Care.com, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any reports, proxy statements and other documents we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.
We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock covered by this prospectus. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at the location above or from the SEC’s web site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 9, 2017;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2017;

•	Quarterly Reports on Form 10-Q filed with the SEC on May 3, 2017 and August 10, 2017;

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Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC Rules and Regulations) filed with the SEC on March 9, 2017, April 11, 2017, May 3, 2017, May 25, 2017, July 21, 2017 and August 10, 2017; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the common stock covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any related prospectus supplement and any previously filed documents.
We will provide to you, upon request and without cost to you, a copy of any of the documents incorporated by reference into this prospectus. You may make such request in writing or by telephone to the following address and/or telephone number: Care.com, Inc., 77 Fourth Avenue, Fifth Floor, Waltham, Massachusetts 02451, telephone: (781) 642-5900.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Care.com, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares, including stock transfer taxes). All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$10,704
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses	$1,000
Total	$36,704
Item 15.    Indemnification of Directors and Officers.
As permitted by Section 102 of the General Corporation Law of the State of Delaware, we have adopted provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the General Corporation Law of the State of Delaware, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.
            Our restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein.
We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified.
 We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16. Exhibits
See the Exhibit Index beginning on page E-1, which follows the signature pages hereof and is incorporated herein by reference.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)

that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 10th day of August, 2017.

CARE.COM, INC.

By:	/s/ Sheila Lirio Marcelo
Name: Sheila Lirio Marcelo
Title: President, Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sheila Lirio Marcelo, Michael Echenberg and Diane Musi, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sheila Lirio Marcelo Sheila Lirio Marcelo	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017
/s/ Michael Echenberg Michael Echenberg	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2017
/s/ Tony Florence Tony Florence	Director	August 10, 2017
/s/ Chet Kapoor Chet Kapoor	Director	August 10, 2017
/s/ J. Sanford Miller J. Sanford Miller	Director	August 10, 2017
/s/ Joanna Rees Joanna Rees	Director	August 10, 2017
/s/ I. Duncan Robertson I. Duncan Robertson	Director	August 10, 2017
/s/ Laela Sturdy Laela Sturdy	Director	August 10, 2017

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Care.com, Inc. (1)
3.2	Amended and Restated By-Laws of Care.com, Inc. (2)
3.3	Convertible Preferred Stock Series A Certificate of Designation, dated as of June 29, 2016 (3)
4.1	Specimen Stock Certificate evidencing the shares of common stock of the Registrant (4)
5.1	Opinion of Latham & Watkins LLP
10.1	Investment Agreement, dated as of June 29, 2016, by and between Care.com, Inc. and Google Capital 2016, L.P. (3)
10.2	Investor Rights Agreement, dated as of June 29, 2016, by and between Care.com, Inc. and Google Capital 2016, L.P.
23.1	Consent of Ernst & Young LLP
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1 filed herewith)
24.1	Power of Attorney (See page II-5 of this Registration Statement)

(1)	Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2014.

(2)	Incorporated by reference to our Registration Statement on Form S-1, as amended (File No. 333-192791), filed with the Securities and Exchange Commission on January 3, 2014.

(3)	Incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2016.

(4)	Incorporated by reference to our Registration Statement on Form S-1, as amended (File No. 333-192791), filed with the Securities and Exchange Commission on January 10, 2014.

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